UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2014

Rockwood Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32609	52-2277366
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center

Princeton, New Jersey 08540

(Address of Principal Executive Offices, including Zip Code)

(609) 514-0300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Acquisition Agreement

As previously announced in a Current Report on Form 8-K filed by Rockwood Holdings, Inc. (“Rockwood”) on December 5, 2013, Rockwood and Tianqi Group HK Co., Limited (“Tianqi Group HK”), a wholly-owned subsidiary of Chengdu Tianqi Group Co., Ltd. (“Tianqi”), entered into an Acquisition Agreement, dated as of November 29, 2013 (the “Original Acquisition Agreement”) pursuant to which Rockwood will purchase an interest (the “Acquisition”) in Windfield Holdings Pty Ltd (“Windfield”), the parent of Talison Lithium Pty Ltd, a company incorporated in Australia (“Talison”), through a United Kingdom incorporated company, RT Lithium Ltd (“RTLi”).

On March 31, 2014, Rockwood and Tianqi Group HK amended and restated the Original Acquisition Agreement (the “Amended and Restated Acquisition Agreement”). Under the Original Acquisition Agreement, Rockwood would contribute through RTLi $196 million in cash as equity and loan $670 million to Winfield, which was intended for share repurchases. The Amended and Restated Acquisition Agreement modifies the Original Acquisition Agreement to, among other things, remove the obligation of Rockwood to loan $670 million to Winfield and instead obligate Rockwood to pay a purchase price of approximately $475.3 million for its 49% interest in Windfield.  The Amended and Restated Acquisition Agreement also extends the end date for satisfaction of the conditions precedent from March 31, 2014 to May 31, 2014.

Pursuant to the Amended and Restated Acquisition Agreement, RTLi will purchase 49% of the outstanding shares of Windfield from selling shareholders, Tianqi Group HK (or its affiliate) and a minority shareholder, for an aggregate purchase price of approximately $475.3 million in cash (subject to adjustment based upon the net cash and cash equivalents held by Windfield upon completion of the Acquisition).  Rockwood expects to fund its approximately $475.3 million (subject to adjustment) investment with cash on hand.  Upon completion of the Acquisition, Windfield will be owned 51% by Tianqi, or one of its wholly-owned subsidiaries, and 49% by Rockwood through RTLi as contemplated by the Original Acquisition Agreement.

The Amended and Restated Acquisition Agreement, which is governed by the law of Western Australia, contains certain representations and warranties and provides that the closing of the Acquisition is subject to certain closing conditions, including, but not limited to, approval of Australia’s Foreign Investment Review Board and required competition filings in Germany.

Rockwood expects the Acquisition to close in the second quarter of 2014, subject to receipt of the regulatory approvals described above.

New Shareholders Agreement.  In connection with entering into the Amended and Restated Acquisition Agreement, the Shareholders Agreement, dated as of November 29, 2013 (the “Original Shareholders Agreement”), between Rockwood and Tianqi was terminated and replaced by a Shareholders Agreement, dated as of March 31, 2014 (the “New Shareholders Agreement”), between Rockwood and Tianqi. The New Shareholders Agreement contains substantially similar terms as the Original Shareholders Agreement except that, among other things, it removes references to the Rockwood Term Loan (as defined below) and certain limitations on payment by Windfield of dividends and certain other restrictions and covenants related thereto.

Deed of Cross Security.  In connection with entering into the Amended and Restated Acquisition Agreement, the Deed of Cross Security by Rockwood and Tianqi was amended for certain technical and conforming changes.

Option to Invest in Rockwood Lithium Europe.  In connection with entering into the Amended and Restated Acquisition Agreement, the option agreement between Rockwood Specialties Group GmbH (“RSGG”), a wholly-owned subsidiary of Rockwood, and Tianqi (the “Option Agreement”), pursuant to which Rockwood has granted to Tianqi an option to purchase from 20 to 30% of the equity interests in Rockwood’s wholly-owned indirect subsidiary, Rockwood Lithium GmbH, which is a wholly-owned subsidiary of RSGG was amended to extend the deadline until May 31, 2014 for satisfaction of the condition to effectiveness of Option Agreement requiring confirmation by RSGG and Tianqi.

Item 1.02 Termination of a Material Definitive Agreement.

The description of the termination of the Original Shareholders Agreement on March 31, 2013 in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety into this Item 1.02 by reference.

Termination of Rockwood Term Loan Agreement.  On March 31, 2014, in connection with entering into the Amended and Restated Acquisition Agreement, Rockwood and Windfield terminated the previously entered into $670 million principal amount Loan Agreement, dated as of November 29, 2013 (the “Rockwood Term Loan”) made in connection with execution of the Original Acquisition Agreement pursuant to the elimination of such loan provision from the Amended and Restated Acquisition Agreement.

Except as described above, the material terms of the Amended and Restated Acquisition Agreement and New Shareholders Agreement are substantially identical to the terms of the Original Acquisition Agreement and the Original Shareholders Agreement, which are more fully described with the terms of the Deed of Cross Security, the Option Agreement and the Rockwood Term Loan in Item 1.01 of the Current Report on Form 8-K of the Company filed on December 5, 2013, which descriptions are incorporated by reference in Items 1.01 and 1.02 of this Current Report on Form 8-K.  The Original Acquisition Agreement, the Rockwood Term Loan, the Original Shareholders Agreement, the Deed of Cross Security and the Option Agreement are filed as Exhibits 2.9, 10.74, 10.76, 10.77 and 10.78, respectively, to the Annual Report of Rockwood on Form 10-K filed on March 4, 2014, and are incorporated by reference in Items 1.01 and 1.02 of this Current Report on Form 8-K, and the descriptions of such agreements are qualified in their entirety by reference thereto.

This report contains, and management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All

statements other than statements of historical facts may be forward looking statements. Words such as “may,” “will,” “should,” “could,” “likely,” “anticipates,” “intends,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “predicts” and “outlook” and similar words and expressions are intended to identify forward-looking statements.  Examples of Rockwood’s forward-looking statements include, among others, statements relating to Rockwood’s outlook, Rockwood’s future operating results on a segment basis, Rockwood’s dividend yield, the timing of the closing of this transaction, the impact on earnings per share, expected lithium reserves, the expected timing and closing of the announced divestitures and the proceeds from announced divestitures, Rockwood’s future Adjusted EBITDA, Adjusted EBITDA margins and free cash flows, Rockwood’s share repurchase plans and Rockwood’s strategic initiatives. Although they reflect Rockwood’s current expectations, they involve a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied, and are not guarantees of future performance.  These risks, uncertainties and other factors include, without limitation, Rockwood’s business strategy; Rockwood’s ability to complete a previously announced divestiture; uses of the cash and cash equivalents from the completed divestitures or expected to be completed divestiture; prospects of, and outlook for, Rockwood’s businesses; changes in general economic conditions in North America and Europe and in other locations in which Rockwood currently does business; competitive pricing or product development activities affecting demand for Rockwood’s products; technological changes affecting production of Rockwood’s materials; fluctuations in interest rates, exchange rates and currency values; availability and pricing of raw materials; governmental and environmental regulations and changes in those regulations; fluctuations in energy prices; changes in the end-use markets in which Rockwood’s products are sold; hazards associated with chemicals manufacturing; Rockwood’s ability to access capital markets; Rockwood’s high level of indebtedness; risks associated with negotiating, consummating and integrating acquisitions; risks associated with competition and the introduction of new competing products, especially from the Asia-Pacific region; risks associated with international sales and operations; risks associated with information securities and the risks, uncertainties and other factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rockwood’s Form 10-K for the year ended December 31, 2013 and other periodic reports filed with or furnished to the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROCKWOOD HOLDINGS, INC.

By:	/s/ Michael W. Valente
	Name:	Michael W. Valente
	Title:	Assistant Secretary

Dated: April 4, 2014